Exhibit 10.140

This instrument prepared by
and return recorded instrument to:

Berry J. Walker, Jr., Esquire
Walker & Tudhope, P.A.
1053 Maitland Center Commons Blvd., Suite 200
Maitland, FL 32751
Phone Number: 407-478-1866
Fax Number 407-478-1865

Mortgage and Security Agreement

THIS MORTGAGE AND SECURITY AGREEMENT (the “Mortgage”), dated January 3, 2006, is executed and delivered by Reedy Creek Acquisition Company, LLC, a Florida Limited Liability Company, having a mailing address of 1053 Maitland Center Commons Blvd., Suite 200, Maitland, FL 32751 (referred to herein as “Mortgagor” or as “Borrower”), to and in favor of does hereby assign to Bankers Credit Corporation, a Florida Corporation, (the “Mortgagee”), having its principal place of business at 1053 Maitland Center Commons Blvd., Suite 200, Maitland, FL 32751 (referred to herein as “Mortgagee”), under the circumstances summarized in the following recitals:

A Mortgagor has executed and delivered to Mortgagee a certain Real Estate Promissory Note of even date herewith in the principal amount of Seven Million and 00/100 dollars ($7,000,000.00) (hereinafter referred to as the “Note”).

B This Mortgage is intended to secure the payment of the unpaid principal balance of the Note, together with interest as therein provided and any other obligations of the Borrower pursuant to the Note, this Mortgage or any other documents executed simultaneously or contemporaneously therewith of even date herewith between Borrower and Mortgagee (the “Loan Documents”).

C It is intended that this Mortgage may secure unpaid balances of loan advances made after this Mortgage is delivered to the Osceola County Clerk’s Office; provided, however, that the maximum amount of the unpaid indebtedness secured hereby (exclusive of interest thereon, and advances for the payment of taxes, assessments, insurance premiums or costs for the protection of the Mortgaged Property as hereinafter defined), shall not exceed twice the face amount of the Note secured hereby.

NOW, THEREFORE, in consideration of the loan made by Mortgagee to Mortgagor, as evidenced by the Note, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of securing: (i) all payments to be made by Mortgagor pursuant to the Note and this Mortgage, (ii) any amounts advanced or costs incurred by Mortgagee for the protection of the Mortgaged Property (as hereinafter defined) or the enforcement of this Mortgage, the Note or the Loan Documents, (iii) the repayment of any future advances, with interest thereon, made to Mortgagor by Mortgagee pursuant hereto, (iv) the performance and observance of each covenant and agreement of Mortgagor contained in this Mortgage, the Note or the Loan Documents, and (v) the payment and performance of Mortgagor under any other loans or agreements between Mortgagor and Mortgagee, Mortgagor does hereby grant, bargain, sell, convey, mortgage, assign, grant a security interest in and transfer unto Mortgagee, its successors and assigns, the following property (the “Mortgaged Property”):

(a) the land described in Exhibit “A” attached hereto, together with all buildings, structures, additions, improvements, facilities and fixtures and other property, now or hereafter located in, upon or under or based at, such land (the “Premises”);

(b) all easements, rights of way or use, licenses, privileges, franchises, servitudes, tenements, hereditaments and appurtenances now or hereafter belonging or in anywise appertaining thereto, including, without limitation, all rights, title and interest of Mortgagor in any street, alley or sidewalk, open or proposed, and in front of, adjoining or adjacent or contiguous thereto;

(c) the proceeds from any insurance or condemnation award pertaining thereto or compensation in lieu thereof, including, but not limited to, any award or compensation for the alteration of the grade of any street or any other injury to or decrease in the value of the Mortgaged
Property;

(d) all of Mortgagor’s right, title, interest, estate, claim or demand, either at law or in equity, in and to all architectural, engineering and similar plans, specifications, drawings, renderings, profiles, studies, shop drawings, reports, plats, permits and allocations, agreements for utilities, bonds and sureties, relating to the Premises or the improvements or appurtenant facilities erected or to be erected upon or about the Premises;

(e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, the proceeds of insurance;

(f) all contracts and other agreements for the sale of all or any part of the Premises or the improvements thereon now or hereafter entered into by Mortgagor, and all rights, title and interest of Mortgagor thereunder, including, without limitation, all rights, title and interest of Mortgagor in cash or securities deposited thereunder to secure performance by the contract purchasers of their obligations thereunder, and including, without limitation, the right to receive and collect the proceeds thereof;

(g) all of Mortgagor’s rights, powers and privileges (but not the burdens and obligations) under any construction contract or architect’s (or engineer’s) agreement now or hereafter entered into by Mortgagor, and all bonds and surety agreements, if any, related thereto;

                                 (h) all contracts and other agreements, if any, relating to the sale, lease, brokerage, development, management, maintenance and/or operation of the Mortgaged Property (or of any part thereof) or otherwise pertaining thereto;

(i) all rights of Mortgagor under any commitment for any other loan secured by the Mortgaged Property;

(j) all rights, title and interest of Mortgagor in all trade names, trademarks and/or service marks hereinafter used in connection with Mortgaged Property and all contract rights and contracts, general intangibles, actions and rights of action, deposits, prepaid expenses, permits, licenses owned by Mortgagor and used in connection with or related to the Mortgaged Property;

(k) all machinery, apparatus, equipment, fittings, fixtures and articles of personal property of every kind and nature whatsoever, other than consumable goods, now or hereafter located in or upon the Premises or any part thereof owned by Mortgagor and used or usable in connection with any present or future operation of the Premises (hereinafter collectively called “Equipment”), including, but without limiting the generality of the foregoing, all heating, lighting, laundry, incinerating, plumbing, lifting, cleaning, fire-prevention, fire-extinguishing, refrigerating, ventilating, communications, recreation, air conditioning and air cooling equipment or apparatus, engines, pipes, pumps, tanks, motors, conduits, shades, awnings, screens, storm doors and windows, stoves, wall beds, refrigerators, attached cabinets, partitions, ducts and compressors, and all of the right, title and interest of Mortgagor in and to any equipment which may be subject to any conditional bill of sale, chattel mortgage or security interest superior to the lien and security interest established by this Mortgage;

(l) all proceeds, additions, replacements and substitutions of and to any of the foregoing.

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns, forever.

AND IT IS HEREBY COVENANTED, that this Mortgage is given and the Mortgaged Property is to be held upon and subject to the terms, provision and conditions herein set forth.

Section 2  Representations and Warranties. Mortgagor represents and warrants that (i) Mortgagor is lawfully seized with good and marketable title in fee simple absolute to the Premises free and clear of all liens and encumbrances whatsoever, except taxes and assessments, general and special, not delinquent, zoning ordinances, and except for those matters set forth in the title insurance commitment issued incidental to the making of the loan (hereinafter “Permitted Prior Encumbrances”), and has good and marketable title to all personal property included in the Mortgaged Property, subject only to the Permitted Prior Encumbrances; (ii) it has full right, power and authority to bargain, sell, mortgage and convey the Mortgaged Property as herein provided; and (iii) except as expressly provided above, it will warrant and defend to Mortgagee such title to the Mortgaged Property and the lien and interest of Mortgagee therein and thereon against all claims and demands whatsoever and will maintain the priority of the lien of, and the security interest granted by, this Mortgage upon the Mortgaged Property until the Note is fully paid. Mortgagor further warrants that construction of the improvements and the use and operation of the Mortgaged Premises as contemplated by Mortgagor’s loan application and the Loan Documents are permitted by all applicable building, environmental and zoning laws, statutes, resolutions and ordinances.

Section 3  After-acquired Property. All property of every kind acquired by Mortgagor after the date hereof, and located at, on or under the Premises, shall, without further mortgage, conveyance or assignment, become subject to the lien of this Mortgage as fully as though now owned by Mortgagor and specifically described herein. Nevertheless, Mortgagor shall take such actions and execute and deliver such additional instruments as Mortgagee shall reasonably require to further evidence or confirm the subjection to the lien of this Mortgage of any such property.

Section 4  Payment of Indebtedness. Borrower will pay the indebtedness secured hereby in the manner and at the times provided in the Note, and, until the Note is fully paid, will comply with all the covenants, terms and provisions contained herein, in the Loan Documents and in the loan application and conditions of approval (or any modification or amendments thereto).

Section 5  Future Advance Mortgage. This Mortgage is intended to secure the unpaid balances of loan advances to be made under the Note after this Mortgage has been delivered to the Office of the Marion County Clerk for recordation. The maximum amount of the unpaid indebtedness secured hereby, exclusive of interest thereon and advances made for the payment of taxes, assessments, insurance premiums and costs incurred for the protection of the Mortgaged Property, which may be outstanding at any time is the amount set forth in Paragraph C on page 1 hereof.

Section 6  Commercial Code and Financing Statement. This Mortgage constitutes a security agreement and creates a security interest as to all or any part of the Mortgaged Property which is of a nature that a security interest therein can be perfected under the Uniform Commercial Code from time to time in effect in the State in which the Mortgaged Property is located. This Mortgage also constitutes a financing statement with respect to any and all property included in the Mortgaged Property which are or may become fixtures.

Section 7  Maintenance and Use of Mortgaged Property. Mortgagor , at its expense, shall keep the Mortgaged Property in good order and in a clean and safe condition (ordinary wear and tear excepted) and shall make all necessary or appropriate repairs, replacements and renewals thereof, interior, exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen. Mortgagor will not do, or permit to be done, any act or thing which might impair the value or usefulness of the Mortgaged Property or any part thereof, will not commit or permit any waste of the Mortgaged Property or any part thereof, and will not permit any unlawful occupation, business or trade to be conducted on the Mortgaged Property or any part thereof. Mortgagor shall also, at its expense, promptly comply with all rights of way, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments, and appurtenances being a part of, or burdening, the Mortgaged Property.

Section 8  Compliance with Legal and Insurance Requirements. Mortgagor, at its expense, shall promptly comply with all Legal Requirements and Insurance Requirements, and shall procure, maintain and comply with all permits, licenses and other authorizations required for the construction, installation, operation, maintenance and use of the Mortgaged Property. As used in this Section 8, “Legal Requirements” means all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governmental entities, departments, commissions, boards, courts, authorities, agencies, officials and officers, which now or at any time hereafter may be applicable to the Mortgaged Property or any part thereof, or any use or condition of the Mortgaged Property or any part thereof, and “Insurance Requirements” means all provisions of any insurance policy covering or applicable to the Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Mortgaged Property or any part thereof, or any use or condition thereof. Mortgagor may, at its expense, and after prior written notice to Mortgagee, contest in good faith by appropriate legal proceedings any Legal Requirement and postpone compliance therewith pending the resolution or settlement of such contest provided that (i) such postponement does not, in the opinion of Mortgagee, adversely affect the condition, or value of, or the lien of this Mortgage as to any part of the Mortgaged Property, and (ii) Mortgagor shall deposit in escrow with Mortgagee pending such contest monies sufficient in amount to cover the cost of compliance of any Legal Requirement so contested.

Section 9  Alteration, Additions and Demolition. Mortgagor may, at its expense, make from time to time any additions, modifications or improvements to the Mortgaged Property to the extent and in the manner set forth in the Loan Documents. All additions, modifications and improvements so made by Mortgagor shall become or be deemed to constitute a part of the Mortgaged Property. No building or improvements or any part thereof may be removed or demolished without the prior written consent of Mortgagee.

Section 10  Payment of Taxes and Other Governmental Charges. Mortgagor shall pay promptly when due all taxes, assessments (whether general or special), and other governmental charges of any kind whatsoever, foreseen or unforeseen, ordinary or extraordinary, that now or may at any time hereafter be imposed, assessed or levied against or with respect to the Note, this Mortgage, or the Mortgaged Property or any part thereof (including, without limitation, any taxes levied upon or with respect to the revenues, income or profits of Mortgagor from the Mortgaged Property) or upon Mortgagee’s interest therein (without regard to any law heretofore or hereafter enacted imposing payment of the whole or any part thereof upon Mortgagee).

Mortgagor may, at its expense, and after prior notice to Mortgagee, by appropriate proceedings, diligently prosecute, contest in good faith the validity or amount of any such taxes, assessments and other charges and, during the period of such contest, permit the items so contested to remain unpaid. However, if at any time Mortgagee shall notify Mortgagor that, in its opinion, by nonpayment of any such items the lien of the Mortgage as to any part of the Mortgaged Property will be adversely affected, Mortgagor shall promptly pay such taxes, assessments or charges. During the period when the taxes, assessments or other charges so contested remain unpaid, Mortgagor shall deposit in escrow with Mortgagee monies equal in amount to the amount of such contested taxes, assessments or charges.

Section 11 Required Insurance Coverage.

a     Mortgagor shall keep the buildings, improvements and Equipment constituting the Mortgaged Property continuously insured for the benefit of Mortgagee against loss or damage by fire and other hazards included in a standard fire insurance policy with extended coverage endorsement in an amount equal to the greater of (i) the then replacement value of the Mortgaged Property with an inflation rider (excluding such amounts as are not insured by standard fire insurance policies, such as excavations, underground foundations, piping, underground utilities, footings below ground level and architects’ fees relating to repair or restoration resulting from damage covered by such insurance), or (ii) the sum of the total unpaid principal balance of the Note outstanding plus interest for the next succeeding twelve month period; but in no event shall the amount of such insurance be less than that required to avoid co-insurance. The loss deductible provision for any such insurance shall not exceed One Thousand and no/100 Dollars ($1,000.00).

b     Mortgagor shall obtain and continuously maintain single limit comprehensive general accident and public liability insurance in minimum amounts of One Million and no/100 Dollars ($1,000,000.00) with a loss deductible clause not to exceed Five Thousand and no/100 Dollars ($5,000.00) and naming Mortgagee as an additional insured, and Mortgagee may, in its discretion, require such increases in coverage as it deems necessary or advisable as a result of the operations conducted by Mortgagor on the Mortgaged Property and/or the insurance coverage carried by other entities conducing similar operations.

c     All insurance required to be obtained and maintained pursuant to this Mortgage shall be obtained from generally recognized, responsible insurance companies qualified or licensed to transact business in the State in which the Mortgaged Property is located and otherwise satisfactory to Mortgagee. Each policy of insurance shall not be subject to cancellation or substantial modification without at least thirty (30) days prior written notice to Mortgagee.

d     Mortgagor shall deposit with Mortgagee all such policies of insurance or, at the option of Mortgagee, binders, certificates or other evidence satisfactory to Mortgagee that (i) the insurance required hereby has been obtained and is in full force and effect, and (ii) all premiums thereon have been paid in full. Prior to the expiration of any such insurance, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee that such insurance has been renewed or replaced and that all premiums thereon have been paid in full, and all insurance policies required hereby are in full force and effect.

e     Mortgagor hereby assigns to Mortgagee all of Mortgagor’s rights, title and interest in and to all such policies of insurance and in and to any insurance proceeds resulting therefrom to the full extent of the indebtedness secured hereby, and further authorizes and directs the insurer to pay any and all such proceeds directly to Mortgagee. Mortgagee may, at its option, collect, adjust and compromise any claims under any such insurance policies. In the event of a foreclosure of the Mortgage, the purchaser of the Mortgaged Property shall succeed to all the rights of Mortgagor (including any right to unearned premiums) in and to all policies of insurance assigned to Mortgagee pursuant hereto.

f    Mortgagor shall maintain or cause to be maintained in connection with the Mortgaged Property any worker’s compensation coverage required by the laws of the State of Florida.

Section 12   Taxes and Insurance Premiums.

a     In order to more fully protect the security of this Mortgage, if Mortgagee shall so elect at any time after the occurrence of any Event of Default or an event which with notice or lapse of time or both would constitute an Event of Default (as defined in Section 20), Mortgagor shall pay to Mortgagee, together with and in addition to each payment of interest required by the Note, one-twelfth (1/12th) of the amount (as estimated by Mortgagee) of the annual taxes and annual insurance premiums next becoming due and payable with respect to the Mortgaged Property and the policies of insurance referred to in this Mortgage, and Mortgagor shall also pay to Mortgagee on demand therefor the amount by which the actual taxes and insurance premiums exceed payments actually made pursuant hereto. Any unpaid balance of advances by Mortgagee for taxes and/or insurance premiums shall bear interest at the Default Rate (as hereinafter defined) and, together with such interest, shall be secured by this Mortgage.

b     So long as Mortgagor is not in default hereunder, Mortgagee shall apply all of the payments received by it pursuant to this Section to the relevant taxes and insurance premiums, but nothing herein shall obligate Mortgagee to apply such payments more often than semi-annually on account of taxes or more often than annually on account of insurance premiums; provided, however, that if, before any such payments have been so applied to the payment of taxes and/or insurance premiums, Mortgagor shall be in default hereunder, Mortgagee may, at its sole option, apply any or all such amounts towards the payment of principal and/or interest in default. Mortgagor shall transmit to Mortgagee all relevant bills, notices or invoices for taxes and assessments or insurance premiums promptly after receipt thereof by Mortgagor. Mortgagee shall not be considered to be a fiduciary with respect to any amounts paid to or received by it pursuant to the terms of this Section and shall not be liable for the payment of interest on all or any part of such funds.

Section 13   Disposition of Mortgaged Property; Liens and Encumbrances. Except in the ordinary course of business (which includes the development and sale of residential lots), Mortgagor shall not sell, convey, assign, transfer, lease, or dispose of all or any part of the Mortgaged Property, or any interest therein, or enter into any agreement for any of the foregoing, in each case without the prior written consent of Mortgagee. Mortgagor shall not directly or indirectly create or permit to remain, and will promptly discharge, any mortgage, lien, encumbrance or charge on, pledge or, security interest in or conditional sale or other title retention agreement with respect to all or any part of the Mortgaged Property, or any interest therein, or any revenues, income or profit or other sums arising from the Mortgaged Property or any part thereof (including, without limitation, any lien, encumbrance or charge as a result of operation of law) other than (i) the lien and security interest of this Mortgage; (ii) liens for taxes, assessments and other governmental charges which are not at the time required to be paid pursuant to Section 10 hereof; (iii) liens attaching thereto to the extent permitted by Section 16 hereof; (iv) the Permitted Prior Encumbrances specified in Section 1 hereof, if any; and (v) the Permitted Prior Encumbrances.

Section 14   Mechanics’ and Other Liens. Mortgagor shall not permit any mechanics’ or other liens to be filed or to exist against the Mortgaged Property or any part thereof, and Mortgagor shall, within forty-five (45) days after notice of the filing of any such lien, cause the same to be discharged of record by payment, deposit, bond, order of a Court of competent jurisdiction or otherwise.

Section 15   No Claims Against Mortgagee. Nothing contained in this Mortgage shall be construed as a request by Mortgagee, expressed or implied, for the performance of any labor or services or the furnishing of any materials or other property with respect to the Mortgaged Property or any part thereof, or be construed to give Mortgagee any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property with respect to the Mortgaged Property or any part thereof, or to be construed to give the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property on behalf of Mortgagee, or in such manner as to provide the basis for any claim either against Mortgagee or that any lien based on the performance of such labor or services or the furnishing of any such material or other property is prior to the lien of this Mortgage.

Section 16   Damage, Destruction, Eminent Domain.

a     Mortgagor shall promptly notify Mortgagee in writing of any damage to or destruction of any part of the Mortgaged Property, including a description of the nature, extent and date of the damage, the estimated cost of repair, and estimated net proceeds of insurance. Mortgagor shall promptly notify Mortgagee in writing of any proposed, threatened or actual taking or injury to any part of the Mortgaged Property pursuant to the use of the power of eminent domain, including a description of the nature, extent and date of the taking or proposed taking and the estimated net proceeds of the condemnation award, or price for conveyance under threat of condemnation.

    ) Mortgagor hereby assigns to Mortgagee all of Mortgagor’s right, title and interest in and to any and all such proceeds of insurance and/or eminent domain awards (including any amount paid for a conveyance under threat of condemnation), and all such proceeds shall be paid to Mortgagee for application to Mortgagee’s costs of collection, any amounts then due pursuant to the note, the Loan Documents or this Mortgage, and then to the prepayment without premium of principal of the Note; provided, however, that subject to paragraph (c) below, and so long as no Event of Default (as defined hereinafter), or event which with notice or lapse of time or both would constitute an Event of Default (as defined hereinafter), or event which with notice or lapse of time or both would constitute an Event of Default, has occurred, the Mortgage shall permit all or any part of such insurance proceeds to be used for the purpose of repairing, replacing, restoring and rebuilding the Mortgaged Property as nearly as practicable to the value, condition and character thereof immediately prior to such damage or destruction, with such changes or alterations, however, as Mortgagor may deem necessary for proper use or operation of the Mortgaged Property and as may be approved by Mortgagee , in accordance with Section 18 (e) hereof.

c     If (i) any building being part of the Mortgaged Property is damaged or destroyed to such an extent that (a) it cannot be reasonably repaired, replaced or restored within a period of three (3) months to the condition thereof immediately preceding such damage or destruction, or (b) normal use and operation of the Mortgaged Property is prevented for a period of three (3) months, then, in any of such events, Mortgagee may at its sole option, and within thirty (30) days after receiving notice of any such events, declare the entire indebtedness secured hereby to be due and payable on a date not earlier than thirty (30) days after the date of such declaration, and thereupon the entire amount of said indebtedness shall be due and payable without premium on such date, and shall thereafter bear interest at the Default Rate (as hereinafter defined).

d     All prepayments of principal pursuant to paragraph (b) of this Section shall be made without premium or penalty in the inverse order of the maturity thereof, and shall not reduce the periodic installments thereafter becoming due.

e     Unless any damage or destruction results in the exercise by Mortgagee of its option pursuant to paragraph (c) of this Section, Mortgagor shall, regardless of the adequacy or availability of insurance proceeds, if any, promptly commence and complete the restoration, repair, replacement and rebuilding of the Mortgaged Property as nearly as practicable to the value, condition and character thereof immediately prior to such damage or destruction. Unless any taking results in the exercise by Mortgagee of its option pursuant to paragraph (c) of this Section, Mortgagor shall, regardless of the adequacy or availability of proceeds of condemnation therefore, if any, promptly commence and complete the restoration, repair, replacement and rebuilding of the Mortgaged Property as nearly as practicable to the value, condition and character thereof immediately prior to such taking. If no Event of Default as hereinafter defined or event which with notice, lapse of time, or both would constitute an Event of Default has occurred, Mortgagee shall make any insurance proceeds available for any such repair or restoration, and shall disburse such funds as work progresses in accordance with and subject to Mortgagee’s then normal and customary construction loan disbursement practices and procedures, provided that Mortgagee may require Mortgagor to deposit with Mortgagee, for disbursement prior to the disbursement of any such insurance proceeds, the amount in addition to such available net proceeds of insurance that will be required (in Mortgagee’s judgment) to complete such repair or restoration, or to provide Mortgagee with evidence satisfactory to Mortgagee that such additional funds are available for such purposes.

Section 17   Leases. Mortgagor shall not enter into any lease of all or any part of the Mortgaged Property (“Lease”) except with the prior written consent of Mortgagee and pursuant to lease terms in form and substance satisfactory to Mortgagee. Unless otherwise provided by written instrument signed by Mortgagee, any and all Leases shall be subordinated to the Mortgage. This Mortgage constitutes an absolute and present assignment of all rentals, income and other revenues payable under or derived from any and all Leases, subject only to the conditional license granted by Mortgagee to Mortgagor to collect such rentals, income and revenues during such times as no Event of Default shall have occurred hereunder.

Mortgagor will perform, fulfill, comply with the right or power to, as against Mortgagee without its consent, cancel, terminate, abridge or modify any Lease, accept a surrender thereof or accept prepayments of installments of rent or other sums due or to become due thereunder.

Section 18   Inspection. Mortgagee, its agents and employees, shall have the right to enter upon and inspect the Mortgaged Property at any and all reasonable times for the protection of its interest in the Mortgaged Property and for such other purposes as may in Mortgagee’s sole discretion be necessary or desirable in connection with the exercise of its rights hereunder or under the Loan Documents.

Section 19   Indemnification. Mortgagor will protect, indemnify and save harmless Mortgagee, its officers, directors, agents, and employees, from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) imposed upon, incurred by or asserted against Mortgagee or any of such persons by reason of (a) ownership of any interest in the Mortgaged Property or any part thereof, (b) any accident, injury to or death of person or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any, streets or ways, (c) any use, disuse or condition of the Mortgaged Property or any part thereof, or the adjoining sidewalks, curbs, vaults and vault space, if any, or any streets or ways, (d) any failure on the part of Mortgagor to perform or comply with any of the terms hereof or of the Loan Documents or any inaccuracy of any representation or warranty made by Mortgagor herein or in the Loan Documents, (e) any necessity to defend any of the rights, title or interest conveyed by this Mortgage, (f) the performance of any labor or services or the furnishing of any materials or other property in respect to the Mortgaged Property or any part thereof, or (g) any subsidence or erosion of any part of the surface of the Mortgaged Premises, including any shoreline or any bank of any river, stream, creek, lake, ocean or other water source. If any action, suit or proceeding is brought against Mortgagee , or any of its officers, directors, agents or employees, for any reason, Mortgagor, upon the request of such party, will, at Mortgagor’s expense, cause such action, suit or proceeding to be resisted and defended by counsel satisfactory to Mortgagee or such person. Any amounts payable to an indemnified party under this Section which are not paid within ten (10) days after written demand therefor shall bear interest at the Default Rate (as hereinafter defined) from the date of such demand, and such amounts, together with such interest, shall be indebtedness secured by this Mortgage. The obligations of Mortgagor under this Section shall survive any defeasance of the Mortgage.

Section 20   Events of Default. Any one or more of the following events shall be an “Event of Default” under this Mortgage:

a     failure by Mortgagor to pay any installment of principal, interest or premium under the Note or any other indebtedness secured hereby as and when the same becomes due and payable;

b     failure by Mortgagor to observe or perform any other term, covenant or agreement contained herein, in the Loan Documents, in the loan application or the conditions of approval thereof, or in any other instrument held by Mortgagee as security for the Note; provided, however, that if the failure is other than the payment of money, or maintenance of insurance, and such failure: (i) is not intentional or grossly negligent on the part of Mortgagor, (ii) does not involve a breach of Section 15 or Section 16 of this Mortgage, and (iii) does not constitute an emergency in the sole opinion of Mortgagee, such failure shall not constitute an Event of Default if: (i) Borrower institutes curative action and pursues such action to completion within thirty (30) days after written notice thereof has been given to Borrower by Mortgagee; or (ii) the failure can be corrected, but not within thirty (30) days after written notice thereof has been given to Borrower by Mortgagee, and Borrower has within the aforesaid thirty (30) days instituted curative action and diligently and continuously pursues such action to completion, provided that such failure shall become an Event of Default if it is not cured within ninety (90) days after such notice;

c     Mortgagor or any guarantor shall: (i) admit in writing its or his inability to pay its or his debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it or him under the Federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other Federal or state bankruptcy, insolvency, reorganization or other similar law, or have such a proceeding commenced against it or him and either have an order of insolvency or reorganization entered against it or him or have the proceeding remain undismissed and unstayed for sixty (60) days; (iv) make an assignment for the benefit of its or his creditors; or (v) have a receiver or trustee appointed for it or him or for the whole or any substantial part of its or his property or for all or any part of the Mortgaged Property;

d     failure by Mortgagor or any guarantor to pay any indebtedness or to observe or perform any terms, covenants or provisions contained in any note, mortgage, agreement or other obligation to Mortgagee;

e     Mortgagor shall cease to exist or to be qualified to do or transact business in the State in which the Mortgaged Property is located or be dissolved or shall be party to a merger or consolidation, shall issue stock of any type or series (if a corporation), or shall sell all or substantially all of it assets, or the death of any individual being a Borrower or guarantor;

f     if any share of stock of Mortgagor are issued, sold, transferred, conveyed, assigned, mortgaged, pledged, or otherwise disposed of so as to result in change of control of Mortgagor, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into; or, if Mortgagor is a partnership, any general or limited partnership interest or other equity interest in the partnership is sold, transferred, assigned, conveyed, mortgaged, pledged, or otherwise disposed of so as to result in change of control of Mortgagor, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into;

g     any shares of stock of any corporation that is a general partner of Mortgagor or a general partner of a partnership that is a general partner of Mortgagor are issued, sold, transferred, assigned, conveyed, mortgaged, pledged or otherwise disposed of so as to result in change of control of the general partner of Mortgagor, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into, executed or delivered, or any general partnership interest in any general partnership that is itself a general partner of Mortgagor is sold, transferred, assigned, conveyed, mortgaged, pledged or otherwise disposed of, whether voluntarily or by operation of law, and whether with our without consideration, or any agreement for any of the foregoing is entered into;

h     if any statement or representation contained in the loan application or any financial statements or other materials furnished to Mortgagee prior or subsequent to the making of the loan secured hereby are discovered to have been false or incorrect or incomplete;

i    an action for foreclosure or marshaling of liens is commenced against all or any part of the Mortgaged Property; or

j     a default or Event of Default occurs under any other mortgage or security agreement encumbering all or any part of the Mortgaged Property, or in any agreement or document executed contemporaneously with this Mortgage.

Section 21    Right to Cure. If Mortgagor shall fail to make any payment or perform any act required to be made or performed under this Mortgage or the Loan Documents, Mortgagee, without demand upon Mortgagor and without waiving or releasing any obligation or default, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Mortgagor and may enter upon the Mortgaged Property or any part thereof for such purpose and take all such action thereon as, in its sole opinion, may be necessary or appropriate therefor, all without prejudice to any other rights or remedies available to Mortgagee. All payments so made by Mortgagee and all costs, fees and expenses incurred in connection therewith or in connection with the performance by Mortgagee of any such act, together with interest thereon at the Default Rate (as hereinafter defined) from the date of payment or incurrence, shall constitute additional indebtedness secured by this Mortgage and shall be paid by Mortgagor to Mortgagee on demand.

Section 22    Remedies. If an Event of Default shall have occurred, Mortgagee may exercise any or all or any combination of the remedies conferred upon or reserved to it under this Mortgage, the Note, the Loan Documents or any instrument collateral thereto, or now or hereafter existing at law, or in equity or by statute. Without limitation, Mortgagee may (a) declare the entire unpaid principal balance of the indebtedness secured hereby to be immediately due and payable, without notice of demand, the same being expressly waived by Mortgagor , and upon such declaration the entire indebtedness secured hereby shall become immediately due and payable and shall thereafter bear interest at the maximum rate allowed by law, but not to exceed eighteen percent (18%) per annum (the “Default Rate”); (b) proceed at law or equity to collect all indebtedness secured by this Mortgage then due hereunder, whether at maturity or by acceleration; (c) foreclosure the lien of this Mortgage as against all or any part of the Mortgaged Property; and (d) exercise any rights, powers and remedies it may have as a secured party under the Uniform Commercial Code of the State in which the Mortgaged Property is located including, without limitation, the option of proceeding as to both personal property and fixtures in accordance with Mortgagee’s rights with respect to real property.

Section 23    Waiver of Appraisement; Valuation. Mortgagor hereby waives, to the full extent that it may lawfully do so, the benefit of all appraisement, valuation, stay and extension laws now or hereafter in force and all rights of marshaling of assets in the event of any sale of the Mortgaged Property, any part thereof or any interest therein, and any court having jurisdiction to foreclose the lien hereto may sell the Mortgaged Property (real or personal, or both) as an entirety or in such parcels, lots, manner or order as Mortgagee in its sole discretion may elect.

Section 24   Appointment of Receiver. If an Event of Default shall have occurred, Mortgagee shall be entitled, to the extent permitted by law, as a matter of right and without regard to the value or condition of the Mortgaged Property or the adequacy thereof as security and by proceedings with notice to Mortgagor, to the appointment of a receiver for all or any part of the Mortgaged Property, whether such receivership is incidental to a proposed sale of the Mortgaged Property or otherwise.

Section 25   Possession, Management and Income; Assignment. If an Event of Default shall have occurred, Mortgagee, to the extent permitted under applicable law, and without notice to Mortgagor, may enter upon and take possession of the Mortgaged Property or any part thereof by force, summary proceedings, ejectment or otherwise, and may remove Mortgagor and all other persons and any and all property therefrom and may hold, operate and manage the same and receive all revenues, income or profits accruing with respect thereto or any part thereof. Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, or for the failure to do so.

Section 26   Remedies Cumulative. Each right, power and remedy of Mortgagee provided for in this Mortgage, in the Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, in the Loan Documents or now or hereafter existing at law or in equity or by statue or otherwise, and the exercise or beginning of the exercise or partial exercise by Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all of such other rights, powers or remedies.

Section 27   Provisions Subject to Applicable Law. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.

Section 28   No Waiver by Mortgagee. No failure by Mortgagee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

Section 29   Right to Sue for Installments. Mortgagee shall have the right from time to time to sue for any sums required to be paid pursuant to the terms of this Mortgage (whether principal, interest, taxes, insurance premiums or otherwise) as the same become due, without regard to whether or not the principal or any other sums secured hereby shall then be due and payable, and without prejudice to the right of Mortgagee to accelerate the indebtedness secured hereby or to commence an action for foreclosure or any other action for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

Section 30   Additional Security. Without impairment of the lien and rights created by this Mortgage, Mortgagee may accept additional security for the indebtedness secured by this Mortgage from Mortgagor or (without notice to or the consent of Mortgagor) from any other person or persons. Mortgagee may release or subordinate any part of the security for the indebtedness secured by this Mortgage without in any way impairing or affecting the validity or priority of this Mortgage as to the Mortgaged Property not specifically released. Mortgagee may resort to the security created by this Mortgage or to such additional security in such manner and order as Mortgagee may elect, in each case without affecting the lien hereof and the rights conferred hereunder.

Section 31   Notices. Any notice, demand or request required or permitted by this Mortgage shall be in writing and shall be deemed to have been sufficiently given at the earlier of either: (i) when personally delivered or (ii) at 6:00 p.m. on the second business day after the day on which it is deposited in the United States certified or registered mail, postage prepaid, and addressed to the address of the party to whom such notice is directed as such address is set forth at the beginning of this Mortgage, and, in the case of Mortgagee, to the attention of the Legal Department, or at such other address as any party may from time to time notify the other by notice in writing as aforesaid.

Section 32   Reimbursement of Attorneys’ Fees and Expenses. If Mortgagee becomes a party to any action, wherein Mortgagee must establish or defend the validity or priority of this Mortgage, or if Mortgagee should incur expenses (including attorneys’ fees) in connection with the enforcement of this Mortgage, the Note, the Loan Documents or any other instrument or document collateral thereto, Mortgagor shall reimburse Mortgagee for any and all such costs or expenses, together with interest thereon, at the Default Rate from the date such costs and expenses are incurred, on demand, and all of said amounts, including interest, shall constitute indebtedness secured by this Mortgage to the extent permitted by law.

Section 33   Discharge of Mortgage. If the Note shall have been fully paid and all other sums payable under this Mortgage and the Loan Documents by Mortgagor shall have been paid and Mortgagor shall have complied with all the terms, conditions and requirements hereof and of the Loan Documents, then this Mortgage shall be null and void and of no further force and effect.

Section 34   Recordation. Mortgagor, at its expense, shall cause this Mortgage, any instruments supplemental hereto, and financing statement, including all necessary amendments, supplements, and appropriate continuation statements, registered and filed, in such manner and in such places as may be required in order to establish, preserve and protect the lien of this Mortgage as a valid, first mortgage lien on all real property and fixtures included in the Mortgaged Property and a valid, perfected first priority security interest in all fixtures included in the Mortgaged Property (including in each such case, without limitation, any such properties acquired after the execution hereof). If requested by Mortgagee, but in each case not more than once in each calendar year, Mortgagor, at its expense, will furnish Mortgagee an opinion of counsel satisfactory to Mortgagee specifying the action required and taken by Mortgagor to comply with this Section 36 since the date of this Mortgage or the date of the most recent such opinion (or stating that no such action is or was necessary) and specifying all action which will be required to be required to be taken in the next succeeding twelve month period.

Section 35   Further Assurances. Mortgage will properly execute and deliver, or cause to be executed and delivered from time to time, at the request of Mortgagee, all such further deeds, conveyances, mortgages, security agreements, financing statements, assignments of leases now existing or hereafter entered into, transfers and such other assurances as Mortgagee shall require for better assuring, mortgaging, pledging, assigning and confirming unto Mortgagee all and singular the Mortgaged Property and the title thereto.

Section 36   Estoppel Affidavits. Mortgagor, within ten (10) days after written request from Mortgagee, shall furnish a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on the indebtedness secured hereby and whether or not any offsets or defenses exist against such principal and interest.

Section 37   Amendments, Changes and Modifications. Except as otherwise provided in this Mortgage, this Mortgage may not be effectively amended, changed, modified, altered or terminated without the prior written consent of Mortgagee.

Section 38   Application of Interest to Reduce Principal Sums Due. In the event that any charge, interest or late charge is above the maximum rate permitted by law, then any excess amount over the lawful rate shall be applied by Mortgagee to reduce the principal sums outstanding under the Note or any other amounts due Mortgagee under the Note, Loan Documents or this Mortgage, in such sequence as Mortgagee may select at its option.

Section 39   Binding Effect. This Mortgage shall inure to the benefit of and be binding upon Mortgagor, its successors and assigns, and Mortgagee, its successors and assigns, provided that this Mortgage may not be assigned by Mortgagor without the prior written consent of Mortgagee.

Section 40   Severability. If any term or provision of this Mortgage shall be held to be in no way be affected thereby, each of which shall be deemed to be effective to the full extent permitted by law.

Section 41   Captions. The captions or headings herein shall be solely for convenience of reference and in no way define, limit or describe the scope or intent of any provisions or sections of this Mortgage.

Section 42  Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument; it shall not be necessary in proving this Mortgage to produce or account for more than one such counterpart.

                Section 43  Joint and Several Liability. If Mortgagor consists of more than one party, each of the undersigned shall be jointly and severally liable for the performance of all of the obligations, covenants and agreements of Mortgagor contained herein.

Section 44   No Setoffs. Mortgagor acknowledges that the indebtedness secured hereby was incurred in good faith for full value received, and Mortgagor has no defenses, setoffs or counterclaims thereto.

Section 45  Definitions. Whenever in this instrument the context so admits or requires, the terms “Mortgagor” and “Mortgagee” shall be construed as including their respective heirs, legal representatives, successors and assigns, as the case may be (provided, however, that nothing herein shall be construed to permit the assignment of this Mortgage by Mortgagor); and the pronoun as used herein to refer to either Mortgagor or Mortgagee in the third person, singular number and masculine gender, shall be construed as meaning the person, number and gender appropriate to the first designation to the respective parties hereto.

Section 46   Future Advances. It is the intent hereof to secure payment of the Note, whether the full amount thereof shall have been advanced to Mortgagor at the date hereof or at a later date, all sums evidenced thereby, and all advances paid, and readvanced thereunder and evidenced thereby. Mortgagee may, at the sole option of Mortgagee, from time to time make future advances to Mortgagor, which advances shall be secured by this Mortgage; provided, however, that the total principal sum secured hereby and remain unpaid, including any such advances, shall not at any time exceed twice the initial amount of the Note secured hereby. All such future advances shall be made within twenty (20) years from the date hereof and all indebtedness created by virtue of such future advances shall be and are secured hereby. All provisions of this Mortgage shall apply to any future advances made pursuant to the provisions of this paragraph. Nothing herein contained shall limit the amount secured by this Mortgage, if such amount is increased by advances made by Mortgagee as herein elsewhere provided and authorized for the protection of the security of Mortgage.

Section 47   Hazardous Waste. Mortgagor hereby represents and warrants to Mortgagee:

a     that no oil, petroleum or chemical liquids or solids, liquid or gaseous products, or hazardous or toxic substances, within the meaning of any applicable statute or regulation, are presently stored or otherwise located on or under the Mortgaged Property or on or under any adjacent and contiguous real property owned by Mortgagor or any related entity or affiliate substance has occurred on the Mortgaged Property or on any adjacent and contiguous real property owned by Mortgagor or any related entity or affiliate of Mortgagor;

b     that no part of the Mortgaged Property or any adjacent and contiguous real property owned by Mortgagor or any related entity or affiliate of Mortgagor, including the groundwater located thereon, is presently contaminated by such hazardous or toxic substance;

c     that Mortgagor has not received any notice from any governmental agency or authority or from any tenant under a lease with respect to any such release of hazardous or toxic materials onto the Mortgaged Property or adjacent parcels of real estate. Mortgagor further covenants and agrees with Mortgagee that throughout the term of the Note;

d     all hazardous or toxic substances, within the definition of any applicable statue or regulation, which may be used by any person for any purpose upon the Mortgaged Property, shall be used or stored thereon only in a safe and approved manner, in accordance with all industrial standards and all laws, regulations and requirements for such storage promulgated by any applicable governmental agency or authority;

e     the Mortgaged Property will not be used for the purpose of storing such substances;

f     the Mortgaged Property will not be used for the purpose of storing such substances; and

g     no such storage or use will otherwise be allowed on the Mortgaged Property which will cause, or which will increase the likelihood of causing, the release of such hazardous or toxic substances onto the Mortgaged Property. Mortgagor hereby agrees to indemnify and save and hold Mortgagee harmless of and from all loss, cost (including reasonable attorneys’ fees), liability and damage whatsoever incurred by Mortgagee arising out of or by reason of any violation of any applicable statue or regulation for the protection of the environment which occurs upon the Mortgaged Property, or by reason of the imposition of any governmental lien for the recovery of environmental clean-up costs expended by reason of such violation; provided, however, that to the extent that Mortgagee is strictly liable under any such statute or regulation, Mortgagor’s obligation to Mortgagee under this indemnity shall likewise be without regard to fault on the part of Mortgagor with respect to the violation of law which results in liability to Mortgagee. A default under this paragraph shall constitute an Event of Default under this Mortgage.

Section 48   JURY TRIAL. BY ACCEPTANCE HEREOF, MORTGAGOR AGREES THAT NEITHER MORTGAGOR, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF MORTGAGOR (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE “PARTIES”) SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDINGS, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS MORTGAGE OR ANY INSTRUMENT EVIDENCING, SECURING OR RELATING TO THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCED HEREBY, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the parties hereto have executed this Mortgage and Security Agreement the day and year first above written.

Reedy Creek Acquisition Company, LLC,
A Florida Limited Liability Company:

By: __________________________________________
Malcolm J. Wright, Manager/Managing Member

Signed in the presence of the following witnesses:

__________________________________  _____________________________________
Signature                                                                            Signature

__________________________________  _____________________________________
Print Name of Witness                                                    Print Name of Witness

STATE OF FLORIDA
COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this January 3, 2006, by Malcolm J. Wright as the Manager or Managing Member of Reedy Creek Acquisition Company, LLC, a Florida Limited Liability Company, on behalf of the company. He/She ” is personally known to me; or ” has produced ___________________________ as identification.

Notary Seal:
____________________________________
Notary Public

My Commission Expires:

EXHIBIT “A” - LEGAL DESCRIPTION

PARCEL ONE:

LOTS 3 AND 4, IN THE SOUTHWEST 1/4 OF SECTION 2, TOWNSHIP 25 SOUTH, RANGE 27 EAST, OSCEOLA COUNTY, FLORIDA; LESS THAT PART OF SAID LOT 3 LYING SOUTH OF A LINE 1819.04 FEET NORTH OF AND PARALLEL WITH THE SOUTH BOUNDARY OF SAID SOUTHWEST 1/4, ALL IN THE MAP OF FLORIDA FRUIT & TRUCK LAND CO. SUBDIVISION, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK "B" PAGE 68, OF THE PUBLIC RECORDS OF OSCEOLA COUNTY, FLORIDA.

PARCEL TWO:

THE WEST 1/2 OF THE EAST 1/2 OF THE SOUTHWEST 1/4 OF SECTION 2, TOWNSHIP 25 SOUTH, RANGE 27 EAST, LESS AND EXCEPT THE SOUTH 1336.22 FEET THEREOF, AND LESS THE NORTH 435.6 FEET OF THE WEST 100 FEET THEREOF, ALL LYING AND BEING IN OSCEOLA COUNTY, FLORIDA.

TOGETHER WITH THE FOLLOWING EASEMENTS FOR INGRESS AND EGRESS:

Parcel A:

That portion of the following described land, lying North of State Road No. 530; from the Southwest corner of the West 1/2 of the East 1/2 of the Southwest 1/4 of Section 2, Township 25 South, Range 27 East, Osceola County, Florida, run North 89°43'13" East, along the South line of said Section 2, 305.00 feet to the Point of Beginning; run thence North 00°01'20" East, parallel to the West line of said West 1/2 of the East 1/2 of the Southwest 1/4, 850.00 feet; run thence North 89°43'13" East, 50.00 feet; run thence South 00°01'20" West 850.00 feet to the South line of said Section 2; run thence South 89°43'13" West, 50.00 feet to the Point of Beginning.

Parcel B:

A strip of land 25.0 feet in width each side of the following described line: From the Southwest corner of the West 1/2 of the East 1/2 of the Southwest 1/4 of Section 2, Township 25 South, Range 27 East, Osceola County, Florida, run North 89°43'13" East, along the South line of Section 2, 330.0 feet; run thence North 00°01'20" East, parallel to the West line of said West 1/2 of the East 1/2 of the Southwest 1/4, 850.0 feet to the Point of Beginning; continue North 00°01'20" East, 114.39 feet to the Point of a Curve of a 75.00 foot radius curve to the left, having a central angle of 68°01'20"; run thence along said curve, 89.04 feet to the Point of Tangent; run thence North 68°00'00" West, 198.67 feet to the Point of a Curve of a 110.0 foot radius curve to the right, having a central angle of 68°01'20"; run thence along said curve, 130.59 feet to the Point of Tangent; run thence North 00°01'20" East, 124.34 feet to the end of said line.

TOGETHER WITH all rights to Signage Easement reserved in that certain Deed recorded at Official Records Book 550, Page 777, of the public records of Osceola County, Florida.

PARCEL THREE:

Begin at the Southeast corner of the Northwest 1/4 of Section 2, Township 25 South, Range 27 East, Osceola County, Florida, and run N 00°26'22" E, along the East Boundary of said Northwest 1/4, 500.02 feet; thence run S 89°51'41" W, 819.46 feet; thence S 00°01'20" W, 450.00 feet; thence N 89°51'41" E, along a line 50.00 feet North of and parallel with the South Boundary of said Northwest 1/4 of said Section 2, 296.13 feet to a point of a Curvature of a non-tangent curve concave Easterly, having a radius of 840.00 feet; thence Southeasterly along said curve to a point on the South line of said Northwest 1/4 of said Section 2, lying S 89°51'41" W, 512.10 feet from said Point of Beginning; run thence N 89°51'41" E, 512.10 feet to the Point of Beginning.